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                                  KLEE IRWIN
                              7825 BERAGUA DRIVE
                            PLAYA DEL REY, CA 90292


The Board of Directors                                     April 19, 1999
Irwin Naturals/4Health, Inc.
10549 W. Jefferson Blvd.
Culver City, CA 90232

Gentlemen:

     In connection with the proposed spin-off of 100% of the capital stock of HealthZone.com, a California corporation ("HealthZone"), a wholly owned subsidiary of Irwin Naturals/4Health, Inc, a Utah corporation (the "Company"), and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confirmed the undersigned (hereinafter referred to as the "Irwin") and the Company hereby agree as follows:

          1. HVE ACQUISITION AND WEB SITE. (a) Irwin hereby agrees to reimburse, indemnify and hold the Company harmless from any and all damages, liabilities, claims (including, without limitation, third party claims), losses, costs and expenses (including, without limitation, attorneys' and accountants' fees and disbursements) incurred by the Company in connection with the (i) acquisition of Health & Vitamin Express, Inc., ("HVE") pursuant to the provisions of that certain Agreement and Plan of Merger dated February 15, 1999 by and among the Company, HVE, David Mandel, Jeffrey D. Segal and Gordon Barker ("Merger Agreement") and the performance by the Company of its obligations thereunder, including, without limitation, pursuant to the provisions of Sections 2.02, 6.02, 6.03(d), 8.05, 9.03 and 10.11 of the Merger Agreement and (ii) development and implementation of the HealthZone.com web site, including, without limitation, all salaries, fees and expenses of employees and consultants engaged in the design and development of such web site.

               (b) Irwin hereby assumes all of the Company's obligations to issue additional shares of the Company's common stock
               ("Common Stock") under the Merger Agreement and the Employment Agreement with David Mandel from his own and his wife's, Margareth Irwin ("Mrs. Irwin") shares of Common Stock, including, without limitation, the issuance of additional Merger Consideration as provided pursuant to the provisions of
               Section 2.02 of the Merger Agreement.

               (c) As collateral security for his obligations under this Agreement, Irwin shall, and shall cause Mrs. Irwin to deposit in escrow one or more certificates in a form transferable by delivery evidencing an aggregate of 1,600,000 shares of the Company's Common Stock registered in joint


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               name with Mrs. Irwin pursuant to the terms of an escrow
               agreement to be entered into with the Company.

          2. ADDITIONAL UNDERTAKINGS. The provisions of Section 1 shall be in addition to, and not in lieu of, any other obligations of Irwin with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment agreement to which Irwin and the Company or any affiliate of the Company is a party.

          3. EXPENSES. Except as otherwise provided in this Agreement, Irwin agrees to pay his own (and reimburse the Company its) costs and expenses, including, without limitation, all reasonable attorneys fees and expenses, incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          4. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) Business Day after having been deposited with a courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) Business Days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

               If to the Company, to:    Irwin Naturals/4Health, Inc.
                                   10549 W. Jefferson Boulevard
                                   Culver City, CA 90232
                                   Attn: Chairman of the Board

               Copy to:            Satterlee Stephens Burke & Burke LLP
                                   230 Park Avenue
                                   New York, NY 10169
                                   Attn: Peter A. Basilevsky, Esq.

               If to Irwin or Mrs. Irwin, to Irwin's address first above written, or to such other address, as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

          5. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without regard to its choice of law principles.


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          6.   WAIVERS, ETC. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions Agreement shall be effective unless set forth in a instrument executed by the party or parties against whom enforcement of such waiver is sought; and no waiver of breach shall be construed or deemed to be a waiver of any other or subsequent breach.

          7. ASSIGNMENT. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that the Company may (a) assign any and all of its rights and remedies and delegate any and all of its obligations under this Agreement to any affiliate, subsidiary or any entity owned or controlled by it, provided such affiliate, subsidiary or entity agrees in writing to be bound by the terms hereof, and (b) grant a security interest in its rights under this Agreement to the Company's lender.

          8. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          9. AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

          10. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          11. ENTIRE AGREEMENT. This Agreement (together with the escrow agreement to be delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          12. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.


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          13.  EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          14. FURTHER ASSURANCES. Irwin hereby agrees, at his sole cost and expense, to execute and deliver, and to cause Mrs. Irwin to execute and deliver to the Company all such further agreements, instruments or other documents, including, without limitation, an escrow agreement, as the Company may reasonably request in order to implement the provisions of this Agreement.

          15. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of Irwin to perform his agreements and covenants hereunder, will cause irreparable injury to the Company for which damages, even if available, will not be an adequate remedy. Accordingly, Irwin hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of his obligations hereunder and in connection therewith Irwin hereby waives any right to require any bond or other security to be paid or furnished by the Company in connection with any application for such relief.


     If the foregoing correctly sets forth our agreement regarding the subject matter hereof kindly indicate your approval and agreement in the space provided therefor below on the enclosed copy of this letter returning the same to the undersigned.


                                                      Very truly yours,


                                                      /s/ Klee Irwin


                                                      Klee Irwin


APPROVED AND AGREED
as of the date first above written

IRWIN NATURALS/4HEALTH, INC.



By:  /s/ R. Lindsey Duncan
   --------------------------------
   R. Lindsey Duncan, Chairman


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